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                                  EXHIBIT 10.29
                                  -------------

                              CONSULTING AGREEMENT
                              --------------------


         This Consulting Agreement is hereby made and entered into the 7th day of May, 2001, by and between Benton Oil and Gas Company, a Delaware corporation ("Benton"), whose business address is 6267 Carpinteria Avenue, Suite 200, Carpinteria, California 93013 and Michael B. Wray ("Consultant"), a resident of Montecito, Santa Barbara County, California whose address is 1385 E. Mountain Drive, Montecito, California 93108;

         WHEREAS, Benton desires to consult with and utilize the services of Consultant from time to time on certain projects; and

         WHEREAS, Consultant is willing to accept such engagements, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed by and between Benton and Consultant as follows:

         1. TERM. Except as otherwise provided for herein, this Agreement shall be and commence May 7, 2001 and end December 31, 2001 (such period being hereinafter referred to as the "Term of this Agreement").

         2. DUTIES.

         (a) Benton hereby retains Consultant for the Term of this Agreement to act as Consultant to Benton on matters pertaining to business by Benton and its affiliates. The duties and services to be performed by Consultant shall be such as may be requested of him by the President of Benton from time to time during the Term of this Agreement.

         (b) Consultant's services shall be available to Benton for no less than twenty (20) hours per week each calendar month during the Term of this Agreement.

         3. COMPENSATION AND EXPENSES. As compensation for the services to be rendered by Consultant pursuant to this Agreement, Benton shall pay to Consultant, the sum of one hundred thousand ($100,000) dollars payable upon execution of this Agreement. Benton shall reimburse Consultant for any reasonable expenses incurred in connection with his services rendered pursuant to this Agreement; provided, however, that Consultant shall furnish receipts and/or other documentation concerning such expenses to Benton and expenses will not be reimbursed unless they are approved in writing by Benton prior to incurrance of such expenses.

         4. AUTHORITY. Notwithstanding anything contained herein to the contrary, Consultant shall have no authority to obligate Benton in any manner whatsoever in the absence of specific prior written authority from an officer of Benton permitting him to do so, including, without limitation, the incurrance of expenses or entering into contracts. Furthermore, Consultant shall


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not hold himself out to the public as a Benton consultant, but shall only provide services to Benton through its officers.

         5. CONFIDENTIAL INFORMATION AND OWNERSHIP. Except as required in the performance of Consultant's obligations hereunder, or otherwise specifically required by law, or with the prior consent of Benton on a case-by-case basis, the Consultant shall forever hold confidential and shall not in any manner disclose, use for personal benefit, or directly or indirectly use for the benefit of any other person, Confidential Information (defined below) that has come or shall hereafter come into his possession. Consultant recognizes the importance to Benton of protecting its Confidential Information without regard to the passage of time, and further recognizes that this restriction shall continue in full force and effect during and following the Term of this Agreement. No later than the end of the Term of this Agreement, Consultant shall return to Benton, without making and retaining copies thereof, all documents, records, computer information, maps and charts and other repositories containing Confidential Information. To the extent that the Confidential Information subsequently comes into his hand in connection with the performance of his consulting services, the Consultant shall return such Confidential Information to Benton promptly following its usefulness in performing his consulting services. As used in this Agreement, the term "Confidential Information" shall mean all information of a confidential or non-public nature concerning Benton's existing or proposed business activities, including without limitation, geological, geophysical and seismic data and interpretations, computer analysis, maps, charts, reports, results of operations, proposed methods of operation, financial information, information with respect to parties with whom Benton has or intends to have business relationships and similar information. The parties agree and acknowledge that the foregoing shall not prevent Consultant from engaging in transactions in the securities of Benton in any manner that is consistent with the requirements of the federal securities laws of the United States.

         Consultant agrees that all processes, technologies, computer analysis, discoveries and inventions whether new or enhanced and expanded, whether patentable or not, conceived, developed, invented or made by Consultant during the Term of the Agreement which grow directly out of Consultant's work with Benton shall belong to Benton and not to Consultant.

         6. RELATIONSHIP OF THE PARTIES. Consultant is and shall in all events be an independent contractor, and nothing contained herein shall be construed as constituting Consultant as an agent, partner, employee or legal representative of Benton for any purpose whatsoever. Consultant shall be solely responsible for the payment of all foreign country, federal, state, local taxes, social security taxes and other taxes which may be claimed by any sovereign. CONSULTANT AGREES TO INDEMNIFY AND HOLD BENTON, ITS OFFICERS, DIRECTORS AND EMPLOYEES HARMLESS, WITHOUT LIMITATION AS TO AMOUNT, FROM AND AGAINST ALL COSTS, EXPENSES, DAMAGES, CLAIMS, SUITS, JUDGMENTS OR LIABILITY (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) IN ANY MANNER ARISING OUT OF OR IN CONNECTION WITH ANY SUCH TAXES.

         7. MODIFICATION. No amendment, addition to, nor waiver of any of the provisions of this Agreement shall be valid or enforceable unless in writing and signed by both parties hereto.


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         8. ENTIRE AGREEMENt. This document sets forth the entire agreement between the parties and replaces any and all prior agreements between the parties hereto whether oral or written concerning the parties' consulting relationship and compensation for consulting services rendered by Consultant.

         9. ASSIGNMENT. The respective rights and obligations of any party hereto shall not be assignable without the prior written consent of the parties thereto.

         10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to rules concerning conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement in the presence of the undersigned witnesses, this 7th day of May, 2001.


                                       BENTON OIL AND GAS COMPANY


                                       By: /s/Peter J. Hill
                                          -------------------------------------
                                             Peter J. Hill

                                       Its:   President

                                       CONSULTANT


                                       /s/Michael B. Wray
                                       ----------------------------------------
                                       Michael B. Wray










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